Exhibit 99.2

NOBLE PORTFOLIO

COMBINED BALANCE SHEETS

(Unaudited)

	September 30,
	2015	2014

ASSETS

INVESTMENTS IN REAL ESTATE, net	$101,161,145	$104,319,995

CASH AND CASH EQUIVALENTS	2,636,125	3,188,173

RESTRICTED CASH	3,556,911	2,866,708

ACCOUNTS RECEIVABLE, net	1,028,318	752,534

OTHER ASSETS, net	933,289	863,064

Total assets	$109,315,788	$111,990,474

LIABILITIES AND EQUITY

NOTES PAYABLE	$72,595,017	$62,863,101

OTHER LIABILITIES:
Accounts payable and accrued liabilities	3,387,907	3,330,769
Accrued interest payable	264,291	275,245
Total liabilities	76,247,215	66,469,115

COMMITMENTS AND CONTINGENCIES (see Note 10)

MEMBERS’ EQUITY	33,068,573	45,521,359
Total equity	33,068,573	45,521,359

Total liabilities and equity	$109,315,788	$111,990,474

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
REVENUES:
Rooms	$25,958,937	$24,008,022
Food and beverage	1,652,223	1,498,017
Other	1,717,047	1,252,886
Total hotel revenues	29,328,207	26,758,925

OPERATING EXPENSES:
Direct hotel expenses:
Rooms	4,987,683	4,919,059
Food and beverage	1,123,031	1,022,051
Other	577,382	658,891
Non-departmental	7,866,107	7,323,387
Property tax, insurance, property management fees and other fixed expenses	2,339,503	2,217,602
Depreciation and amortization	3,386,461	3,201,390
Total operating expenses	20,280,167	19,342,380

OPERATING INCOME	9,048,040	7,416,545
Interest expense	(2,650,076)	(2,804,608)

NET INCOME	$6,397,964	$4,611,937

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENT OF CHANGES IN EQUITY

(Unaudited)

	September 30,
	2015	2014

Balance as of January 1,	$34,609,599	$48,117,132
Distributions	(7,938,990)	(7,908,244)
Contributions	—	700,534
Allocation of net income	6,397,964	4,611,937
Balance as of September 30,	$33,068,573	$45,521,359

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,397,964	$4,611,937
Adjustments to reconcile net income to net cash from operating activities:
Bad debt expense	43,186	14,586
Amortization of deferred financing costs	167,364	162,135
Depreciation and amortization	3,386,461	3,201,390
Changes in operating assets and liabilities:
Accounts receivable	(407,040)	(209,014)
Other assets	54,078	(87,580)
Restricted cash	(27,383)	86,210
Accounts payable and accrued liabilities	816,726	550,037
Accrued interest payable	37,826	(15,605)

Net cash from operating activities	10,469,182	8,314,096

CASH FLOWS FROM INVESTING ACTIVlTIES:
Additions to investments in real estate	(898,817)	(1,802,849)
Change in restricted cash	(391,792)	(52,160)

Net cash used in investing activities	(1,290,609)	(1,855,009)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash contributions	—	700,534
Cash distributions	(7,938,990)	(7,908,244)
Proceeds from note payable	—	1,070,964
Principal payments on notes payable	(1,163,113)	(802,635)
Payment of deferred financing costs	—	(91,793)
Change in restricted cash	—	1,001,571

Net cash used in financing activities	(9,102,103)	(6,029,603)

NET CHANGE IN CASH AND CASH EQUIVALENTS	76,470	429,484

CASH AND CASH EQUIVALENTS, beginning of year	2,559,655	2,758,689

CASH AND CASH EQUIVALENTS, end of year	$2,636,125	$3,188,173

The accompanying notes are an integral part of these combined financial statements.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

1.   ORGANIZATION:

Affiliates of Noble Investment Group, LLC (“Noble”), a leading lodging and hospitality real estate private equity firm, own four hotels, through subsidiaries of two of its funds that Noble manages (the “Funds”), that are subject to a purchase and sale agreement with Summit Hotel OP, LP, (“Summit”) a subsidiary of Summit Hotel Properties, Inc.  Collectively, the four hotels are referred to as the “Noble Portfolio” or the “Company”.  The Noble Portfolio consists of 721 rooms in three states.  A subsidiary of Noble is the manager of each of the Funds. The hotels are managed by Noble-Interstate Management Group, LLC, a subsidiary of Interstate Hotels and Resorts, Inc.

Each of the hotels consists of a real estate entity (the “Realco”) and an operating entity (the “Opco”).  The Realco leases the real estate to the Opco.  All of the Opcos and Realcos are organized as single member limited liability companies that are owned by the respective Funds and are registered in Delaware.  The table below lists the hotel name, location, number of rooms and costs, before depreciation, as of September 30, 2015 and 2014.

			September 30,
Property Name	City, State	Rooms	2015	2014

Hyatt House Miami Airport	Miami, FL	156	$21,269,787	$20,459,818
Courtyard by Marriott Atlanta | Emory University/Decatur	Decatur, GA	179	28,729,484	28,534,358
Residence Inn by Marriott Atlanta Midtown	Atlanta, GA	160	28,672,896	28,455,321
Courtyard by Marriott Nashville | Vanderbilt University	Nashville, TN	226	38,205,216	37,109,956
		565	$116,877,383	$114,559,453

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Principles of combination

The combined financial statements have been presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”).  All significant intercompany balances and transactions have been eliminated.

The accompanying unaudited combined financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of September 30, 2015 and 2014, and its results of operations for the nine months ended September 30, 2015, and 2014, and cash flows for the nine months ended September 30, 2015, and 2014. The combined balance sheets at September 30, 2015 and 2014 were derived from audited annual financial statements, but do not contain all of the footnote disclosures from the annual financial statements.

Investments in rea1 estate

Investments in real estate consist of the following:

	September 30,
	2015	2014
Land and improvements	$15,901,509	$15,901,509
Buildings and improvements	87,379,342	86,556,117
Furniture, fixtures and equipment	13,596,532	13,101,827
Total cost	116,877,383	115,559,453
Accumulated depreciation and amortization	(15,716,238)	(11,239,458)
Investments in real estate, net	$101,161,145	$104,319,995

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

Accounts receivable and related allowance for doubtful accounts

Accounts receivable consist of amounts owed by guests staying in the hotels as of September 30, 2015 and 2014 and amounts due from business customers or groups. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of guests to make required payments for services. The allowance is maintained at a level believed adequate to absorb estimated receivable losses. The estimate is based on receivable loss experience, known and inherent credit risks, current economic conditions and other relevant factors including specific reserves for certain accounts. The allowance for doubtful accounts is $13,752 and $9,147 as of September 30, 2015 and 2014, respectively.

3.   RELATED PARTY TRANSACTIONS:

As a standard course of business, Noble purchases property and casualty insurance from third party providers on behalf of the Company’s hotels and incurs other administrative costs.  Noble is reimbursed for those direct costs by the Company.  The total third party costs reimbursed to Noble by the Company were $86,922 for the nine months ended September 30, 2015 and $95,786 for the nine months ended September 30, 2014.

The Company entered into construction management and development agreements with Noble Development Group, LLC, an affiliate of Noble (the “Development affiliate”), for its hotels or construction projects whereby the Development affiliate is responsible for managing, arranging, supervising and coordinating the planning, design, construction and completion of the renovation or construction project.  Each development agreement provides for payment amounts approved by the Fund’s Advisory Board and are in a contract form approved by the Fund’s Advisory Board.  In addition, the Development affiliate employs project managers and other project level employees responsible for supervising and coordinating the hotel renovations and new developments, and passes the direct costs of these employees through to the Company at cost.  Total fees for construction management and development services and amounts reimbursed to the Development affiliate by the Company were $2,399 for the nine months ended September 30, 2015 and $55,621 for the nine months ended September 30, 2014.

At September 30, 2015 and 2014, the amounts due to related parties were $10,605 and $11,159, respectively.

4.   HOTEL MANAGEMENT AGREEMENTS·

The Company has engaged Noble-Interstate Management Group, LLC to manage its hotels. The management agreements provide for the payment of base fees (generally based on fixed percentages of the gross revenues of the hotels managed). For the nine months ended September 30, 2015 and 2014, the Company incurred base management fees of $877,951 and $802,463 which are included in property tax, insurance, property management fees and other fixed expenses in the accompanying combined statements of operations. The management agreements have remaining terms ranging from five to seven years as of September 30, 2015.

5.   RESTRICTED CASH:

As of September 30, 2015 and 2014, restricted cash consists of the following:

	September 30,
	2015	2014
Debt service reserve	$126,555	$126,555
Furniture, fixtures and equipment reserve	2,946,786	2,382,914
Real estate taxes reserve	394,609	270,588
Insurance reserve	88,960	86,651
	$3,556,911	$2,866,708

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

6.   OTHER ASSETS:

As of September 30, 2015 and 2014, other assets consist of the following:

	September 30,
	2015	2014
Security deposits	$31,108	$35,915
Inventory	40,537	31,553
Prepaid expenses	156,315	193,575
Franchise fees, net	253,235	273,488
Deferred costs, net	452,094	328,533
	$933,289	$863,064

7.   NOTES PAYABLE:

The Company has the following notes payable outstanding as of September 30, 2015 and 2014:

	Maturity		September 30,
Indebtedness	Date	Interest Rate	2015	2014
Courtyard by Marriott Nashville | Vanderbilt University	4/1/2016	5.82%	$17,609,592	$18,009,781
Hyatt House Miami Airport	5/16/2016	LIBOR + 3.50%	14,181,001	14,420,250
Residence Inn by Marriott Atlanta Midtown	8/1/2016	5.55%	14,242,577	14,578,648
Courtyard by Marriott Atlanta | Emory University/Decatur	1/5/2020	LIBOR + 3.40%	26,561,847	15,854,421
			$72,595,017	$62,863,101

As of September 30, 2015, scheduled principal maturities associated with the notes payable are as follows:

Year Ending December 31,	Amount
2015	$427,858
2016	46,479,771
2017	722,175
2018	749,022
2019	776,867
Thereafter	23,439,324
$72,595,017

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

8.   NON-DEPARTMENTAL EXPENSES

For the years ended December 31, 2014 and 2013, non-departmental expenses consist of the following:

	Nine months ended September 30,
	2014	2013
Administrative and general	$2,693,907	$2,163,477
Sales and marketing	3,233,837	3,074,847
Repairs and maintenance	967,223	1,047,852
Utilities	971,140	1,037,211
	$7,866,107	$7,323,387

9.   PROPERTY TAX, INSURANCE, PROPERTY MANAGEMENT FEES AND OTHER FIXED EXPENSES:

For the nine months ended September 30, 2015 and 2014, property tax, insurance, property management fees and other fixed expenses consists of the following:

	Nine months ended September 30,
	2015	2014
Property tax	$1,167,093	$1,153,025
Insurance	173,928	184,022
Property management fees	877,951	802,463
Other fixed expenses	120,531	78,092
	$2,339,503	$2,217,602

10.  COMMITMENTS AND CONTINGENCIES:

The Company is involved in various legal proceedings and disputes arising in the ordinary course of business. The Company does not believe that the disposition of such legal proceedings and disputes will have a material adverse effect on the financial position or continuing operations of the Company.

As of September 30, 2015, all of the hotels are operated under franchise agreements and are licensed as Courtyard (2 hotels), Hyatt House (1) and Residence Inn (1).

The franchise agreements generally require the payment of fees based on a percentage of hotel room revenue. Under the franchise agreements, the Company is periodically required to make capital improvements to the hotels in order for them to meet the franchisors’ brand standards. Additionally, under certain loan covenants, the Company is obligated to fund 4% to 5% of total hotel revenues to a separate room renovation account for the ongoing replacement or refurbishment of furniture, fixtures and equipment at the hotels.

The Company maintains property insurance coverage for catastrophic losses such as hurricanes, earthquakes or floods. For such catastrophic losses, the Company may have higher deductibles or increased self-insurance risk if certain criteria are met, ultimately increasing the potential risk of loss.

NOBLE PORTFOLIO

NOTES TO COMBINED FINANCIAL STATEMENTS

(Unaudited)

11.       SUBSEQUENT EVENTS:

Management has evaluated subsequent events through December 23, 2015, the date which the financial statements were available to be issued.

On October 19, 2015, the Company sold the Hyatt House Miami Airport hotel and on October 20, 2015, the Company sold the Courtyard by Marriott Atlanta | Emory University/Decatur hotel.